Exhibit 23.5

750 N. St. Paul Street

Suite 1750

Dallas, Texas 75201

Phone (214) 754-7090

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference to the information from our firm’s reserves reports dated January 31, 2022, prepared for Crescent Energy Company as of December 31, 2021, into this Registration Statement on Form S-1 of Crescent Energy Company, including any amendments thereto.

HAAS PETROLEUM ENGINEERING SERVICES, INC.
Texas Registered Engineering Firm

/s/ Michael A. Link
Michael A. Link, P.E. Director

Dallas, Texas

August 19, 2022